                                                      EX-99. 5 (a)
                  INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 10th day of June, 1985, by and between

MERRILL LYNCH NATURAL RESOURCES TRUST, a Massachusetts business trust (hereinafter referred to as the "Trust"), and MERRILL LYNCH

ASSET MANAGEMENT, INC., a Delaware corporation (hereinafter

referred to as the "Investment Adviser").


                       W I T N E S S E T H:


    WHEREAS, the Trust is engaged in business as An open-end

investment company registered under the Investment Company Act of

1940, as amended (hereinafter referred to as the "Investment

Company Act"); and

    WHEREAS, the Investment Adviser is engaged principally in

rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers

Act of 1940; and

    WHEREAS, the Trust desires to retain the Investment Adviser to provide certain investment advisory and management services to the Trust in the manner and on the terms hereinafter set forth;

and

    WHEREAS, the Investment Adviser is willing to provide such investment advisory and management services to the Trust on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Investment
Adviser hereby agree as follows:

                             ARTICLE I

                 Duties of the Investment Adviser

     The Trust hereby employs the Investment Adviser to act as an investment adviser and manager of the Trust and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     (a) Management Services. The Investment Adviser shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation

                                2.

of the Trust including administering shareholder accounts and handling shareholder relations. The Investment Adviser shall provide the Trust with office space, equipment and facilities and such other services as the Investment Adviser, subject to review by the Board of Trustees of the Trust, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser shall also, on behalf of the Trust, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwrit-ers, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Investment Adviser shall generally monitor the Trust's compliance with investment policies and restrictions as set forth in the currently effective prospectus and statement of additional information relating to the shares of the Trust under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information", respectively). The Investment Adviser shall make reports to the Board of Trustees of the Trust of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust as it shall determine to be desirable.

    (b) Investment Advisory Services. The Investment Adviser shall provide the Trust with such investment research, advice and

                               3.

supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Trust, shall furnish continuously an investment program for the Trust and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Trust shall be held in the various securities in which the Trust invests or cash, and shall make decisions for the Trust as to the sale of options on the Trust's portfolio securities, subject always to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Trust's investment objectives, investment policies and investment restrictions as the same are set forth in the Prospectus and Statement of Additional Information. The Investment Adviser shall make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's portfolio securities shall be exercised. Should the Board of Trustees of the Trust at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Trust, all actions which it deems necessary to implement the investment policies determined as provided above, and in

                               4.

particular to place all orders for the purchase or sale of portfolio securities for the Trust's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Trust to give instructions to the Custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Investment Adviser is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Board of Trustees of the Trust as set forth in the Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Trust is affiliated.

                            ARTICLE II

                Allocation of Charges and Expenses

     (a) The Investment Adviser. The Investment Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall



                                5.

pay all compensation of officers of the Trust and all Trustees of the Trust who are affiliated persons of the Investment Adviser.

      (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust (except for the expenses paid by the Trust's underwriters), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, share certificates (if any), shareholder reports, prospectuses and statements of additional information, charges of the Custodian, any Sub-Custodian and Transfer Agent, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Investment Adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust. It is also under-stood that the Trust will reimburse the Investment Adviser for its costs in providing accounting services to the Trust.

                           ARTICLE III

              Compensation of the Investment Adviser

     (a) Investment Advisory Fee. For the services rendered, the facilities furnished and expenses assumed by the Investment

                                6.

Adviser, the Trust shall pay to the Investment Adviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Trust, as determined and computed in accordance with the description of the determination of net asset value contained in the Prospectus and Statement of Additional Information, at the annual rate of .60 of 1% (.60%) of the average daily net assets of the Trust, commencing on the day following effectiveness hereof. During any period when the determination of net asset value is suspended by the Board of Trustees of the Trust, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

     (b) Expense Limitations. In the event the operating expenses of the Trust, including amounts payable to the Investment Adviser pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Trust imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Investment Adviser shall reduce its fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Trust in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage

                               7.

commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Trust. Whenever the expenses of the Trust exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Investment Adviser. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Adviser's fee shall be applicable.

                           ARTICLE IV

        Limitation of Liability of the Investment Adviser

    The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Trust contemplated hereby and directors, officers and employees of the Investment Adviser and such affiliates.

                               8.

                             ARTICLE V

               Activities of the Investment Adviser

     The services of the Investment Adviser to the Trust are not to be deemed to be exclusive, the Investment Adviser and any person controlled by or under common control with the Investment Adviser (for purposes of this Article V referred to as "affiliates") being free to render services to others. It is understood that directors, officers, employees and shareholders of the Trust are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners, and shareholders or otherwise and that directors, officers, employees, partners, and shareholders of the Investment Adviser and its affiliates are or may become similarly interested in the Trust, and that the Investment Adviser and directors, officers, employees, partners, and shareholders of its affiliates may become interested in the Trust as shareholder or otherwise.

                            ARTICLE VI

           Duration and Termination of This Agreement

    This Agreement shall become effective as of the date first above written and shall remain in force until April 30, 1987 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the

                                9.

Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

    This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, or by the Investment Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                           ARTICLE VII

                  Amendments of this Agreement

    This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the Trust, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                           ARTICLE VIII

                   Definitions of Certain Terms

     The terms "vote of a majority of the outstanding voting securities", assignment, "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                           ARTICLE IX

                          Governing Law

    This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                             ARTICLE X

                         Personal Liability

      The Declaration of Trust establishing Merrill Lynch Natural Resources Trust, dated April 12, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Natural Resources Trust" refers to the trustees under the Declaration collectively as trustees, but not as individuals or personally; and no trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                         MERRILL LYNCH NATURAL RESOURCES TRUST
                         By  /s/ Terry K. Glenn

                         MERRILL LYNCH ASSET MANAGEMENT, INC.
                         By /s/ Arthur Zeikel

                                12.